Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER 2020 EPS OF $2.41 PER SHARE;
AND FFO OF $1.56 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $2.41 per share for the fourth quarter of 2020 and of $4.87 for the full year as compared to $0.22 and $3.19 per share for the same periods in 2019.
•Funds from operations, or FFO, of $1.56 per share for the fourth quarter of 2020 and $7.11 per share for the full year, excluding the accounting impact of the Company's reverse stock split in January 2021, as compared to $1.75 and $7.00 per share for the same periods in the prior year. FFO for the fourth quarter and the full year of 2020 includes $8.3 million, or $0.11 per share, and $35.3 million, or $0.45 per share, of losses on certain debt and preferred equity ("DPE") investments that were sold and reserves against retained investments.
•Announced an increase to the size of the Company's share repurchase program by an additional $500 million, bringing the program to a total of $3.5 billion. To date, the Company has repurchased a total of 32.4 million shares of its common stock under the program and redeemed 1.1 million common units of its Operating Partnership, or OP units.
•Increased the annual ordinary cash dividend by 2.8%, to $3.64 per share and issued a special stock dividend with a value of $1.6967 per share.
•Signed 27 Manhattan office leases covering 463,927 square feet in the fourth quarter of 2020 and 125 Manhattan office leases covering 1,247,552 square feet for the full year. The mark-to-market on signed Manhattan office leases was 11.9% lower for the fourth quarter and 3.6% lower for the full year of 2020 than the previous fully escalated rents on the same spaces.
•To date, the Company has collected gross tenant billings, including rent and other billable expenses for the full year of 2020, as follows:

Office	Retail	Overall (1)
97.9%	80.8%	94.8%
(1) Includes garage, suburban and residential properties
•Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 5.9% for the fourth quarter of 2020 and increased 4.6% for the full year as compared to the same periods in 2019. Excluding lease termination income and free rent to Viacom at 1515 Broadway, same-store cash NOI decreased 5.4% for the fourth quarter of 2020 and 1.6% for the full year.
•Manhattan same-store office occupancy was 93.4% as of December 31, 2020, inclusive of leases signed but not yet commenced, as compared to 94.2% at the end of the previous quarter.
Investing Highlights
•Together with its partners, closed on the sale of 410 Tenth Avenue for gross consideration of $952.5 million. The transaction generated net cash proceeds to the Company, which owned 70.9% of the venture, of $206.5 million and the Company recognized a gain of $41.3 million. These amounts exclude the net cash proceeds that will be recognized upon the sale of a retained 5.0% interest, which will be held through completion of the property's redevelopment.
•Closed on the sale of two retail condominiums in Williamsburg, Brooklyn, for a gross sales price of $32.0 million. The transaction generated net cash proceeds to the Company of $29.6 million and the Company recognized a gain of $12.6 million.
•Closed on the sale of 1055 Washington Boulevard in Stamford, Connecticut for a gross sales price of $23.8 million. The transaction generated net cash proceeds to the Company of $22.4 million.
•Closed on the sale of 712 Madison Avenue for a gross sales price of $43.0 million, pursuant to the exercise of a purchase option by the ground lessee of the property. The transaction generated net cash proceeds to the Company of $14.2 million.
Financing Highlights
•Together with our joint venture partners, closed on a new $1.25 billion construction facility for One Madison Avenue. The facility has a term of up to 6 years and bears interest at a floating rate of 3.35% over LIBOR, with the ability to reduce the spread to as low as 3.00% upon achieving certain pre-leasing and completion milestones.
•Together with our joint venture partner, closed on the early refinancing of 100 Park Avenue. The new $360.0 million mortgage has a term of up to 5 years and bears interest at a floating rate of 2.25% over LIBOR.
Summary
New York, NY, January 27, 2021 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended December 31, 2020 of $171.0 million, or $2.41 per share, as compared to net income of $17.4 million, or $0.22 per share, for the same quarter in 2019.
The Company also reported net income attributable to common stockholders for the year ended December 31, 2020 of $356.1 million, or $4.87 per share, as compared to net income of $255.5 million, or $3.19 per share, for the year ended December 31, 2019.

The Company reported FFO for the quarter ended December 31, 2020 of $119.2 million, or $1.56 per share, excluding the accounting impact of the Company's reverse stock split in January 2021, as compared to FFO for the same period of 2019 of $147.6 million, or $1.75 per share. FFO for the fourth quarter includes $8.3 million, or $0.11 per share, of losses related to certain debt and preferred equity investments that were sold and reserves against retained DPE positions.
The Company also reported FFO for the year ended December 31, 2020 of $562.7 million, or $7.11 per share, excluding the accounting impact of the Company's reverse stock split in January 2021, as compared to FFO for the year ended December 31, 2019 of $605.7 million, or $7.00 per share. FFO for the full year of 2020 includes $35.3 million, or $0.45 per share, of losses related to certain debt and preferred equity investments that were sold and reserves against retained DPE positions.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended December 31, 2020, the Company reported consolidated revenues and operating income of $234.9 million and $97.8 million, respectively, compared to $308.1 million and $155.4 million, respectively, for the same period in 2019.
To date, the Company has collected gross tenant billings, including rent and other billable expenses for the full year of 2020, as follows:

Office	Retail	Overall (1)
97.9%	80.8%	94.8%
(1) Includes garage, suburban and residential properties
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures decreased by 5.9% for the fourth quarter of 2020, and decreased 5.4% excluding lease termination income and free rent to Viacom at 1515 Broadway, as compared to the same period in 2019.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 4.6% for the year ended December 31, 2020, and decreased 1.6% excluding lease termination income and free rent given to Viacom at 1515 Broadway, as compared to the year ended December 31, 2019.
During the fourth quarter of 2020, the Company signed 27 office leases in its Manhattan portfolio totaling 463,927 square feet. Twenty leases comprising 357,567 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $60.52 per rentable square foot, representing an 11.9% decrease over the previous fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the fourth quarter of 2020 was 6.6 years and average tenant concessions were 4.3 months of free rent with a tenant improvement allowance of $36.51 per rentable square foot.
During the year ended December 31, 2020, the Company signed 125 office leases in its Manhattan portfolio totaling 1,247,552 square feet. Ninety-seven leases comprising 899,018 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $66.57 per rentable square foot, representing a 3.6% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the year ended December 31, 2020 was 6.9 years and average tenant concessions were 3.8 months of free rent with a tenant improvement allowance of $25.43 per rentable square foot.

Occupancy in the Company's Manhattan same-store office portfolio was 93.4% as of December 31, 2020, inclusive of 248,577 square feet of leases signed but not yet commenced, as compared to 94.2% at the end of the previous quarter.
Significant leases that were signed in the fourth quarter included:
•Early Renewal with Travelers Indemnity Company for 133,479 square feet at 485 Lexington Avenue, for 5.0 years;
•New lease with Heidrick & Struggles International, Inc for 36,031 square feet at One Vanderbilt Avenue, for 12.0 years;
•Early Renewal with Cohen & Gresser LLP for 33,900 square feet at 800 Third Avenue, for 10.0 years;
•Renewal with Reitler, Kailas & Rosenblatt for 32,364 square feet at 885 Third Avenue, for 13.2 years;
•New lease with a financial services firm for 26,770 square feet at One Vanderbilt Avenue, for 15.7 years;
•Early Renewal with Napier Global Capital (US) LP for 25,224 square feet at 280 Park Avenue, for 7.3 years;
•New lease with RSC Insurance Brokerage, Inc. for 24,515 square feet at 750 Third Avenue, for 16.0 years; and
•New retail lease with 1Life Healthcare, Inc. d/b/a One Medical for 4,924 square feet at One Vanderbilt Avenue, for 15.0 years
Investment Activity
In December, the Company announced that its Board of Directors authorized a $500 million increase to the size of its share repurchase program, bringing the program to a total of $3.5 billion. To date, the Company has repurchased a total of 32.4 million shares of its common stock under the program and redeemed 1.1 million OP units.
In January, the Company closed on the sale of 712 Madison Avenue for a gross sales price of $43.0 million, pursuant to the exercise of a purchase option by the ground lessee of the property. The transaction generated net cash proceeds to the Company of $14.2 million.
In December, together with its joint venture partners, the Company closed on the sale of 410 Tenth Avenue, the 636,000-square-foot Manhattan office redevelopment anchored by Amazon and First Republic Bank, for gross consideration of $952.5 million. The transaction generated net cash proceeds to the Company, which owned 70.9% of the venture, of $206.5 million and the Company recognized a gain of $41.3 million. These amounts exclude the net cash proceeds that will be recognized upon the sale of a retained 5.0% interest, which will be held through completion of the property's redevelopment.
In December, the Company closed on the sale of two retail condominiums in Williamsburg, Brooklyn, for a gross sales price of $32.0 million. The Company acquired the condominiums, which span a combined 52,000-square-feet, in 2010. The transaction generated net cash proceeds to the Company of $29.6 million and the Company recognized a gain of $12.6 million.
In December, the Company closed on the sale of its 60% interest in the leasehold at 30 East 40th street to its joint venture partner. The transaction generated net cash proceeds to the Company of $4.4 million.

In November, the Company closed on the sale of 1055 Washington Boulevard in Stamford, Connecticut for a sales price of $23.8 million. The transaction generated net cash proceeds to the Company of $22.4 million.
In October, the Company acquired 590 Fifth Avenue. The 103,244 square foot office building with ground floor retail is located on the revived lower Fifth Avenue corridor, between 47th and 48th Streets, steps from Saks Fifth Avenue & new retail flagships for Lululemon & Puma.
In October, the Company acquired a 36.27% interest in the retail Co-Op at 85 Fifth Avenue. The 12,946 space is located in the heart of Union Square in Manhattan on the corner of Fifth Avenue and 16th Street.
The properties at 590 Fifth Avenue and 85 Fifth Avenue previously served as collateral for debt and preferred equity investments and were acquired through negotiated transactions with the respective sponsors of each investment.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s DPE portfolio decreased to $1.11 billion at December 31, 2020. The portfolio is comprised of $1.08 billion of investments at a weighted average current yield of 6.8%, or 8.37% excluding the effect of $232.1 million of investments that are on non-accrual, that are classified in the debt and preferred equity line item on the balance sheet, and mortgage investments aggregating $0.03 billion at a weighted average current yield of 3.6% that are included in other balance sheet line items for accounting purposes.
During the fourth quarter, the Company generated $59.3 million of cash through the sale of one DPE position.
Financing Activity
In November, the Company, along with its joint venture partners, closed on a $1.25 billion construction facility for One Madison Avenue, the Company’s 1.4 million square foot, full block office redevelopment adjacent to Madison Square Park. The facility, which was led by Wells Fargo, TD Bank, Goldman Sachs, Bank of America, Deutsche Bank and Axos Bank, has a term of up to 6 years and bears interest at a floating interest rate of 3.35% over LIBOR, with the ability to reduce the spread to as low as 3.00% upon achieving certain pre-leasing and completion milestones.

In December, the Company, along with its joint venture partner, closed on the early refinancing of 100 Park Avenue. The new $360.0 million mortgage has a term of up to 5 years, as extended, bears interest at a floating rate of 2.25% over LIBOR and replaces the previous $353.1 million of indebtedness on the property that was scheduled to mature in February 2021.
In January, the Company entered into $800 million of fixed rate interest swaps against floating rate corporate debt. The swaps have terms of between one and two years with a weighted average interest rate of 0.1578%.
Dividends
In the fourth quarter of 2020, the Company declared:
•Two monthly dividends on its outstanding common stock of $0.295 per share which were paid on November 16 and December 15, 2020, and one monthly dividend of $0.3033 per share which was paid on January 15, 2021. The increased dividend represents a 2.8% increase to the Company's ordinary dividend equating to an annualized dividend of $3.64 per share of common stock;
•A special dividend with a value of $1.6967 per share, which was paid on January 15, 2021. The special dividend was paid in the form of common stock of the Company. To mitigate the dilutive impact of the stock issued for the special dividend, the board of directors also authorized a reverse stock split, which was effective on January 20, 2021. The split ratio for the reverse stock split was 1.02918-for-1.
•Quarterly dividends on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period October 15, 2020 through and including January 14, 2021, which was paid on January 15, 2021 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 28, 2021 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using conference ID 6387248.
A replay of the call will be available for 7 days after the call by dialing (855) 859-2056 using conference ID 3497478. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at https://slgreen.com/ under “Presentations & Webcasts”.

Company Profile
SL Green Realty Corp., an S&P 500 company and Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2020, SL Green held interests in 88 buildings totaling 38.2 million square feet. This included ownership interests in 28.6 million square feet of Manhattan buildings and 8.7 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements, including the statements herein under the section entitled "Guidance". These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues:	2020	2019	2020	2019

Rental revenue, net	$165,243	$218,495	$708,383	$863,061
Escalation and reimbursement	25,148	31,957	96,040	120,496
Investment income	18,699	42,423	120,163	195,590
Other income	25,808	15,207	128,158	59,848
Total revenues	234,898	308,082	1,052,744	1,238,995
Expenses:
Operating expenses, including related party expenses of $3,354 and $12,643 in 2020 and $4,531 and $18,106 in 2019	42,527	58,814	183,200	234,676
Real estate taxes	44,510	47,756	176,315	190,764
Operating lease rent	6,872	8,297	29,043	33,188
Interest expense, net of interest income	25,579	44,724	116,679	190,521
Amortization of deferred financing costs	3,482	3,087	11,794	11,653
Depreciation and amortization	56,932	64,090	313,668	272,358
Loan loss and other investment reserves, net of recoveries	8,280	—	35,298	—
Transaction related costs	20	369	503	729
Marketing, general and administrative	25,144	25,575	91,826	100,875
Total expenses	213,346	252,712	958,326	1,034,764

Equity in net loss from unconsolidated joint ventures	(9,750)	(11,874)	(25,195)	(34,518)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	2,961	—	2,961	76,181
Purchase price and other fair value adjustment	187,522	—	187,522	69,389
Gain (loss) on sale of real estate, net	51,882	(19,241)	215,506	(16,749)
Depreciable real estate reserves	(53,827)	—	(60,454)	(7,047)
Net income	200,340	24,255	414,758	291,487
Net income attributable to noncontrolling interests in the Operating Partnership	(9,943)	(995)	(20,016)	(13,301)
Net (income) loss attributable to noncontrolling interests in other partnerships	(13,795)	635	(14,940)	3,159
Preferred unit distributions	(1,864)	(2,726)	(8,747)	(10,911)
Net income attributable to SL Green	174,738	21,169	371,055	270,434
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net income attributable to SL Green common stockholders	$171,001	$17,432	$356,105	$255,484
Earnings Per Share (EPS)
Net income per share (Basic) (1)	$2.43	$0.22	$4.88	$3.20
Net income per share (Diluted) (1)	$2.41	$0.22	$4.87	$3.19

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.59	$1.80	$7.31	$7.21
FFO per share (Diluted) (1)	$1.59	$1.80	$7.29	$7.19
FFO per share (Pro forma) (2)	$1.56	$1.75	$7.11	$7.00

Basic ownership interest
Weighted average REIT common shares for net income per share	70,278	77,629	72,773	79,782
Weighted average partnership units held by noncontrolling interests	4,016	4,250	4,096	4,275
Basic weighted average shares and units outstanding (1)	74,294	81,879	76,869	84,057

Diluted ownership interest
Weighted average REIT common share and common share equivalents	71,147	77,805	73,147	79,959
Weighted average partnership units held by noncontrolling interests	4,016	4,250	4,096	4,275
Diluted weighted average shares and units outstanding (1)	75,163	82,055	77,243	84,234
Pro forma adjustment (2)	1,411	2,265	1,874	2,328
Pro forma diluted weighted average shares and units outstanding (2)	76,574	84,320	79,117	86,562

(1) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The 2019 basic and diluted weighted average common shares outstanding have been restated to reflect the reverse stock split.
(2) During the first quarter of 2021, the Company completed a reverse stock split and a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be adjusted retroactively for all periods presented to reflect the reverse stock split. However, GAAP requires shares issued pursuant to the special dividend be included in diluted weighted average common shares outstanding only from the date on which the special dividend was declared. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding, which includes the shares issued pursuant to the special dividend from the beginning of the 2020 reporting periods.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2020	2019
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,315,832	$1,751,544
Building and improvements	4,168,193	5,154,990
Building leasehold and improvements	1,448,134	1,433,793
Right of use asset - financing leases	55,711	47,445
Right of use asset - operating leases	367,209	396,795
	7,355,079	8,784,567
Less: accumulated depreciation	(1,956,077)	(2,060,560)
	5,399,002	6,724,007
Assets held for sale	—	391,664
Cash and cash equivalents	266,059	166,070
Restricted cash	106,736	75,360
Investment in marketable securities	28,570	29,887
Tenant and other receivables, net of allowance of $23,853 and $12,369 in 2020 and 2019, respectively	44,507	43,968
Related party receivables	34,657	21,121
Deferred rents receivable, net of allowance of $16,346 and $12,477 in 2020 and 2019, respectively	302,791	283,011
Debt and preferred equity investments, net of discounts and deferred origination fees of $11,232 and $14,562 and allowances of $13,213 and $1,750 in 2020 and 2019, respectively	1,076,542	1,580,306
Investments in unconsolidated joint ventures	3,823,322	2,912,842
Deferred costs, net	177,168	205,283
Other assets	448,213	332,801
Total assets	$11,707,567	$12,766,320

Liabilities
Mortgages and other loans payable	$2,001,361	$2,211,883
Revolving credit facility	110,000	240,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,251,888	1,502,837
Deferred financing costs, net	(34,521)	(46,583)
Total debt, net of deferred financing costs	4,828,728	5,408,137
Accrued interest payable	14,825	22,148
Accounts payable and accrued expenses	151,309	166,905
Deferred revenue	118,572	114,052
Lease liability - financing leases	152,521	44,448
Lease liability - operating leases	339,458	381,671
Dividend and distributions payable	149,294	79,282
Security deposits	53,836	62,252
Liabilities related to assets held for sale	—	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	302,798	177,080
Total liabilities	6,211,341	6,555,975

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	358,262	409,862
Preferred units	202,169	283,285

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2020 and December 31, 2019	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,562 and 80,257 issued and outstanding at December 31, 2020 and December 31, 2019, respectively (including 1,055 held in Treasury at both December 31, 2020 and December 31, 2019)	716	803
Additional paid-in capital	3,862,949	4,286,395
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive loss	(67,247)	(28,485)
Retained earnings	1,015,462	1,084,719
Total SL Green Realty Corp. stockholders’ equity	4,909,763	5,441,315
Noncontrolling interests in other partnerships	26,032	75,883
Total equity	4,935,795	5,517,198
Total liabilities and equity	$11,707,567	$12,766,320

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2020	2019	2020	2019

Net income attributable to SL Green common stockholders	$171,001	$17,432	$356,105	$255,484
Add:
Depreciation and amortization	56,932	64,090	313,668	272,358
Joint venture depreciation and noncontrolling interest adjustments	56,560	47,224	205,869	192,426
Net income attributable to noncontrolling interests	23,738	360	34,956	10,142
Less:
Gain (loss) on sale of real estate, net	51,882	(19,241)	215,506	(16,749)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	2,961	—	2,961	76,181
Purchase price and other fair value adjustments	187,522	—	187,522	69,389
Depreciable real estate reserves	(53,827)	—	(60,454)	(7,047)
Depreciation on non-rental real estate assets	541	742	2,338	2,935
FFO attributable to SL Green common stockholders and unit holders	$119,152	$147,605	$562,725	$605,701

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2020	2019	2020	2019

Net income	$200,340	$24,255	$414,758	$291,487
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(2,961)	—	(2,961)	(76,181)
Purchase price and other fair value adjustments	(187,522)	—	(187,522)	(69,389)
(Gain) loss on sale of real estate, net	(51,882)	19,241	(215,506)	16,749
Depreciable real estate reserves	53,827	—	60,454	7,047
Depreciation and amortization	56,932	64,090	313,668	272,358
Interest expense, net of interest income	25,579	44,724	116,679	190,521
Amortization of deferred financing costs	3,482	3,087	11,794	11,653
Operating income	97,795	155,397	511,364	644,245

Equity in net loss from unconsolidated joint ventures	9,750	11,874	25,195	34,518
Marketing, general and administrative expense	25,144	25,575	91,826	100,875
Transaction related costs, net	20	369	503	729
Investment income	(18,699)	(42,423)	(120,163)	(195,590)
Loan loss and other investment reserves, net of recoveries	8,280	—	35,298	—
Non-building revenue	(192)	(7,268)	(3,982)	(16,413)
Net operating income (NOI)	122,098	143,524	540,041	568,364

Equity in net loss from unconsolidated joint ventures	(9,750)	(11,874)	(25,195)	(34,518)
SLG share of unconsolidated JV depreciation and amortization	52,768	46,429	194,393	189,290
SLG share of unconsolidated JV interest expense, net of interest income	34,413	37,168	137,032	153,151
SLG share of unconsolidated JV amortization of deferred financing costs	2,125	1,751	7,737	6,415
SLG share of unconsolidated JV loss on early extinguishment of debt	97	—	97	258
SLG share of unconsolidated JV investment income	(215)	(314)	(1,146)	(3,331)
SLG share of unconsolidated JV non-building revenue	(2,425)	(1,215)	(4,025)	(1,926)
NOI including SLG share of unconsolidated JVs	199,111	215,469	848,934	877,703

NOI from other properties/affiliates	(26,082)	(35,972)	(142,110)	(157,915)
Same-Store NOI	173,029	179,497	706,824	719,788

Ground lease straight-line adjustment	245	356	1,022	1,476
Joint Venture ground lease straight-line adjustment	232	243	1,058	1,220
Straight-line and free rent	(4,934)	(4,570)	(9,081)	(19,097)
Amortization of acquired above and below-market leases, net	(1,223)	(1,192)	(6,461)	(4,830)
Joint Venture straight-line and free rent	(5,519)	(2,414)	(19,265)	(51,831)
Joint Venture amortization of acquired above and below-market leases, net	(4,063)	(4,314)	(15,494)	(16,929)
Same-store cash NOI	$157,767	$167,606	$658,603	$629,797

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN